Exhibit 10.3

MUTUAL RELEASE & SETTLEMENT AGREEMENT

THIS MUTUAL RELEASE & SETTLEMENT AGREEMENT (“Agreement”) is made effective as of the 23rd day of April, 2025.

AMONG:

IAN MCLEAN (“MCLEAN”)

- and -

1128526 ALBERTA LTD. (“1128526”)

(McLean and 1128526, collectively “McLean Parties”)

- and -

FIREFLY NEUROSCIENCE LTD. (“Firefly Ltd.”)

- and -

FIREFLY NEUROSCIENCE, INC. (“Firefly Inc.”)

(Firefly Ltd. and Firefly Inc., collectively “Firefly Parties”)

(each a “Party” and collectively the “Parties”)

WHEREAS McLean was an employee of the Firefly Parties;

AND WHEREAS McLean’s employment with the Firefly Parties was terminated and a dispute (hereinafter called the “Dispute”) arose between the McLean Parties and the Firefly Parties, resulting in McLean filing a Statement of Claim against the Firefly Parties, et al, in the Ontario Supreme Court of Justice, action number CV-24-00722116-000 dated June 14, 2024 (the “Claim”);

AND WHEREAS McLean and the Firefly Parties have reached a settlement with respect to all matters as between them arising out of or in any way related to the Dispute, the Claim, or McLean’s employment with the Firefly Parties (as described below), and now wish to document that settlement and provide for releases to be given by McLean to the Firefly Parties;

NOW THEREFORE, in consideration of the forgoing recitals and the covenants, terms and conditions contained in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is mutually acknowledged), the Parties covenant and agree as follows:

McLean Parties Release

1.

McLean does for himself and on behalf of his heirs, executors, administrators and assigns and 1128526 does and on behalf of any of their respective parents, subsidiaries, related and/or affiliated entities, predecessors, successors, assignees, partners, partners, shareholders, and all of their respective past, present and future officers, directors, partners, employees, servants, agents, consultants, contractors and assigns, as the case may be (collectively hereinafter referred to as the “McLean Releasors”) hereby remise, release and forever discharge the Firefly Parties, together with any if their respective assigns, parents, subsidiaries, related and/or affiliated entities, predecessors, successors, assignees, partners, shareholders, and all of their respective past, present and future officers, directors, partners, employees, servants, agents, consultants, contractors and assigns, as the case may be (collectively hereinafter referred to as the “Firefly Releasors”) of and from any and all actions, causes of action, contracts (whether express or implied), claims, complaints and demands for damages, loss or injury, suits, debts, sums of money, indemnities, expenses, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, which against the Firefly Releasors that the McLean Releasors ever had, now have, or can hereafter have by reason of or arising out of any cause or causes whatsoever existing up to and inclusive of the date of this Agreement including, but without limiting the generality of the foregoing:

(a)	the Dispute and/or the Claim;

(b)	McLean’s employment with the Firefly Parties;

(c)	the termination of McLean’s employment with the Firefly Parties;

(d)

any claims or complaints which McLean ever had, now has, or can hereafter have arising under or relating to any matter referred to in the Ontario Employment Standards Act, the Ontario Human Rights Code, the Personal Information Protection Act, the Workers’ Compensation Act and any other legislation governing or related to McLean’s employment with the Firefly Parties;

(e)

any and all claims for damages, salary, wages, termination pay, severance pay, vacation pay, overtime pay, bonuses, expenses, allowances, stock options, shares, incentive payments, compensation, entitlements, employment benefits, insurance or any other benefits or consideration arising out of McLean’s employment with the Firefly Parties; and

(f)	loss of position, status, future job opportunities, or reputation.

Firefly Parties Release

2.

The Firefly Parties do and on behalf of any of their respective parents, subsidiaries, related and/or affiliated entities, predecessors, successors, assignees, partners, partners, shareholders, and all of their respective past, present and future officers, directors, partners, employees, servants, agents, consultants, contractors and assigns, as the case may be (collectively hereinafter referred to as the “Firefly Releasors”) hereby remise, release and forever discharge the McLean Releasors of and from any and all actions, causes of action, contracts (whether express or implied), claims, complaints and demands for damages, loss or injury, suits, debts, sums of money, indemnities, expenses, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, which against the McLean Releasors that the Firefly Releasors ever had, now have, or can hereafter have by reason of or arising out of any cause or causes whatsoever existing up to and inclusive of the date of this Agreement (including, but not limited to, pursuant to McLean’s employment with the Firefly Parties).

Confidentiality/Non-Disparagement

3.

McLean shall not disclose to any person including, without limitation, any customer, contact, consultant or employee of the Firefly Parties, any confidential information of the Firefly Parties, or any information concerning McLean’s departure from the Firefly Parties, or the terms of this Agreement, except to appropriate legal and financial advisors, on the condition that they maintain the confidence thereof, or as required by law, and that McLean shall not make any negative or unfavorable comments about the Firefly Parties or any of the Firefly Parties’ directors, staff, management or employees/contractors.

Human Rights

4.

McLean hereby releases the Firefly Parties of any liability for any past acts of discrimination and acknowledges that the execution of this Settlement Agreement and Release precludes the consideration of any complaint to the British Columbia Human Rights Commission pursuant to the Ontario Human Rights Code, or any other complaint to any other adjudicator or commission pursuant to any applicable human rights legislation. McLean agrees that he will not file any human rights complaint against the Firefly Parties in the future, and that he will withdraw any outstanding human rights complaint against the Firefly Parties. In consideration of the payment of the Settlement Amount, McLean hereby settles and fully resolves any outstanding human rights issues and releases the Firefly Parties of any liability for any potential or existing human rights violation(s).

Employment Standards

5.

McLean acknowledges receipt of all wages, overtime pay, vacation pay, general holiday pay and termination pay, or any other entitlements that she is entitled to by virtue of the Employment Standards Code or pursuant to any other labour or employment standards legislation. McLean further confirms that there are no entitlements, overtime pay or wages due and owing to him by the Firefly Parties. In consideration of the payment of the Settlement Amount and other good and valuable consideration, McLean agrees not to file any complaint or make any other claim against the Firefly Parties, pursuant to the Employment Standards Code.

Benefits and Insurance Claims

6.

McLean acknowledges and agrees that the payment of the Settlement Amount includes full compensation and consideration for loss of employment benefits, and that all of his employment benefits ceased on the date of termination of his employment with the Firefly Parties.

Employment Insurance

7.

McLean undertakes to repay any outstanding obligations, whether now owing, or to become owing by McLean, in respect of benefits received under the Employment Insurance Act as relates to his employment with the Firefly Parties or the payment referred to herein. McLean further confirms and warrants that in the time period since his employment with the Firefly Parties concluded, he has neither applied for nor received Employment Insurance.

Discharge of Claim

8.

McLean and the Firefly Parties shall forthwith exchange and agree to a form of Discontinuance of Action on a without costs basis, which wholly discontinues the Claim as against the Firefly Parties on a without costs basis. The Firefly Parties shall endorse its consent onto the without costs discontinuance. McLean shall, as soon as practicable thereafter, obtain the filing of the Discontinuance of Action and provide a filed copy of it to the Firefly Parties.

Settlement Terms

9.

Firefly Inc. shall issue or cause to be issued to 1128526 Alberta Ltd., on a fully diluted basis, an aggregate of twenty-one thousand (21,000) common shares of Firefly Inc. restricted stock (“Equity”). McLean and 1128526 Alberta Ltd. understand and agree that any and all Equity shall be subject to applicable securities laws in Canada and the United States and shall be issued subject to customary investment representations and certain limitations, restrictions, terms, and conditions restricting 1128526 Alberta Ltd.’s ability to sell, transfer, or otherwise dispose of any or all Equity, including without limitation the terms and conditions set forth in “Terms and Conditions of Subscription for Common Shares of Firefly Neuroscience, Inc.” a copy of which shall be provided to McLean and 1128526 Alberta Ltd. with this Agreement.

10.

McLean understands that upon the issuance any Equity, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state securities laws and regulations, the certificates representing the Equity, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF FIREFLY NEUROSCIENCE, INC. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES. IF THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER PURSUANT TO RULE 904 OF REGULATION S, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY AND, IF SO REQUIRED BY THE COMPANY, AN OPINION OF COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT”

11.

The Settlement Amount paid to McLean is inclusive of any amounts (including applicable vacation pay or similar) required to be paid to McLean under any applicable employment laws. No other amounts shall be required to be paid to McLean.

12.	McLean is required to return to Firefly any Firefly Parties’ property in his possession.

13.	Firefly acknowledges that in the event of Firefly being dissolved or put into bankruptcy, any debt owed to McLean will have the same priority as the debt of other unsecured creditors in Firefly.

Other Provisions

14.	The Parties agree that nothing contained in paragraphs 1 and 2 above shall release any claim or entitlement any Party may have to enforce the terms of this Agreement.

15.

Other than as provided in this Agreement, none of the McLean Releasors or the Firefly Releasors, nor any of them, shall make any claim or take any proceeding against the other in relation to any matters contemplated by this Agreement and further agree not to make any claim or take any proceeding against any other person, corporation or entity that might give rise to a claim for contribution or indemnity against any of the Parties in relation to any matters contemplated by this Agreement, all such claims being fully and finally released by this Agreement.

16.	Firefly agrees to postpone any limitation defence as to the matters described herein while this Settlement Agreement remains in force.

17.	The Parties confirm and ratify the contents of the recitals to this Agreement and acknowledge and agree that the same are incorporated into and form part of this Agreement.

18.

Nothing in this Agreement shall be, nor shall any of the steps or actions taken by any of the Parties pursuant to the terms of this Agreement be, construed or asserted as an admission of any liability by any of the Parties.

19.

If any of the provisions of this Agreement or portions thereof should be determined to be invalid, illegal, or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20.

The terms of this Agreement are fully understood and voluntarily accepted by the Parties for the purpose of making a full and final settlement of all matters between them and as set forth in this Agreement.

21.

Before executing this Agreement, the Parties have fully informed themselves of the terms and conditions hereof and confirm that they fully understand its contents, and that they have had the opportunity to be represented by legal counsel of their own choosing and receive legal advice in relation to this Agreement.

22.

The Parties covenant and agree that each will, from time to time and at all times hereafter upon request, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

23.

This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all negotiations and prior discussions, agreements, and understandings, whether oral or written.

24.	This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

25.

This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the Province of Ontario. The Courts of Ontario shall have exclusive jurisdiction to entertain any action or proceeding brought by or against any of the parties hereto in connection with this Agreement or any alleged breach thereof and the parties hereby expressly agree to attorn to the jurisdiction of such Courts for that purpose.

26.

This Agreement may be executed in counterparts executed and circulated by facsimile, by other electronic means, or by original document, each of which counterparts so executed and circulated shall be deemed to be an original, and such counterparts together shall constitute one and the same Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto effective as of the date first above written.

FIREFLY NEUROSCIENCE, INC.	FIREFLY NEUROSCIENCE LTD.

Per: /s/ Greg Lipschitz	Per: /s/ Greg Lipschitz

1128526 ALBERTA LTD.

Per: /s/ Ian McLean

/s/ Ian McLean
Witness	IAN MCLEAN